                                                                     EXHIBIT 1.2



                        CHINA MOBILE (HONG KONG) LIMITED

                          -- AMERICAN DEPOSITARY SHARES
                                  REPRESENTING
                               -- ORDINARY SHARES

                      -------------------------------------

                             UNDERWRITING AGREEMENT
                                 (ASIA VERSION)

                      -------------------------------------


                                                                        --, 2000


CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED,
GOLDMAN SACHS (ASIA) L.L.C.,
MERRILL LYNCH FAR EAST LIMITED,

   As Representatives of the several Underwriters named in Schedule I hereto,

c/o  China International Capital Corporation
     (Hong Kong) Limited
     R4302, 43/F, Central Plaza
     18 Harbour Road
     Wanchai
     Hong Kong;

     Goldman Sachs (Asia) L.L.C.
     68/F, Cheung Kong Center
     2 Queen's Road Central
     Hong Kong; and

     Merrill Lynch Far East Limited
     17/F, Asia Pacific Finance Tower
     3 Garden Road, Central
     Hong Kong


Ladies and Gentlemen:

     China Mobile (Hong Kong) Limited (the "Company"), a company incorporated with limited liability under the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of -- Ordinary Shares (par value HK$0.10 per Share) ("Stock") of the Company in the form of -- American Depositary Shares (the "Firm ADSs") and, at the election of the Underwriters, up to -- additional shares of Stock in the form of -- ADSs (the "Optional ADSs"), for sale in Asia (the "Asia Offering"). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "ADSs". The shares of Stock represented by the Firm ADSs are hereinafter called the "Firm Shares" and the shares of Stock represented by the Optional

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ADSs are hereinafter called the "Optional Shares" and the Firm Shares and the
Optional Shares are herein collectively called the "Shares".

     The ADSs are to be issued pursuant to a deposit agreement (the "Deposit Agreement"), dated as of October 23, 1997, amended and restated as of July 5, 2000, among the Company, The Bank of New York, as depositary (the "Depositary"), and owners and beneficial owners from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive five shares of Stock deposited pursuant to the Deposit Agreement. The Underwriters may, in their discretion, require that Shares in respect of certain ADSs be delivered in lieu of such ADSs.

     It is understood by all the parties that the Company is concurrently entering into an agreement (the U.S./International Underwriting Agreement") providing for the offering and sale by the Company in the United States and internationally outside Asia (the "International Offering" and, together with the Asia Offering, the "Global Offering") of up to a total of -- ADSs, plus an overallotment option thereunder for -- ADSs, through arrangements with certain underwriters (the "International Underwriters") for whom China International Capital Corporation Limited, Goldman Sachs (Asia) L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives. If anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S./International Underwriting Agreement are hereby made expressly conditional on one another. The International Underwriters may, in their discretion, require that Shares in respect of certain ADSs be delivered in lieu of such ADSs.

     The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between Underwriting Syndicates (the "Agreement between Syndicates"), which provides, among other things, that China International Capital Corporation Limited, Goldman Sachs (Asia) L.L.C. and Merrill Lynch Far East Limited shall act as the joint global coordinators and bookrunners (the "Global Coordinators") for the Global Offering and for the transfer of ADSs and Shares between the two syndicates.

     Three forms of prospectus are to be used in connection with the offering and sale of Shares and ADSs contemplated by the foregoing, the U.S. Prospectus (as defined in the U.S./International Underwriting Agreement) relating to the offering and sale of Shares and ADSs within the United States and Canada in the International Offering, one relating to the offering and sale of Shares and ADSs outside the United States in the International Offering (the "International Prospectus") and another relating to the offering and sale of Shares and ADSs outside of Japan in the Asia Offering (the "Asia Prospectus"). The International Prospectus and the Asia Prospectus will be identical to the U.S. Prospectus except for certain substitute pages. Except as used in Sections 2,3,4,9,11 herein, and except as the context may otherwise require, reference hereinafter to the ADSs shall include all of the shares of Stock, whether in the form of ADSs or shares, that may be sold pursuant to either this Agreement or the U.S./International Underwriting Agreement. Except as otherwise indicated or the context otherwise requires, references herein to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include both the U.S. Prospectus and the other versions thereof, including the International Prospectus and the Asia Prospectus, as appropriate. Concurrently with the Global Offering, the Company plans to undertake an offering and sale of its --% convertible notes due -- (the "Convertible Notes") within and outside the United States (the "Convertible Note Offering").

     In addition, this Agreement incorporates by reference certain provisions from the U.S./International Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" or "ADSs" shall be to the Shares or ADSs hereunder as just defined, to "this Agreement" (meaning therein the U.S./International Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters shall be to the addressees of this Agreement, and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S./International Underwriting Agreement.


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     1. The Company hereby makes to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S./International Underwriting Agreement, which Section is incorporated herein by this reference.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per ADS of US$--, the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares or ADSs) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares or ADS) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to -- Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the purpose of covering sales in excess of the number of Firm ADSs and other transactions. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 28 calendar days after the date of the Asia Prospectus and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or later than 30 calendar days after the date of the Asia Prospectus.

     The Underwriters may, in their discretion but with approval from the Global Coordinators, require that Shares be delivered in lieu of ADSs. The purchase price per Share shall be HK$-- (the "Share Purchase Price" and, together with the ADS Purchase Price, the "Purchase Price").

     3. (a) Upon the authorization by the Global Coordinators of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (Asia version) and Selling Agreements, which have been previously furnished to the Company by you. Each Underwriter hereby makes to and with the Company the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     (b) Subject always to the several obligations of the Underwriters to purchase the ADSs pursuant to Section 2, the Company acknowledges that, at the discretion of each Underwriter, the sale of the ADSs referred to in this Agreement shall be by such Underwriter either as agent of the Company (in which case the purchase obligation in Section 2 shall be reduced pro tanto) to procure purchasers of the ADSs, or failing which such Underwriter itself shall purchase the ADSs as principal.

     4. (a) With respect to all or a portion of the ADSs to be purchased and sold hereunder at each Time of Delivery (as defined below), the Global Coordinators, on behalf of the several Underwriters and in accordance with the Agreement between Syndicates, may elect to have Shares delivered and paid for hereunder in lieu of, and in satisfaction of, the Company's obligation to sell to the several Underwriters, and the several Underwriters' obligations to purchase, ADSs. Written notice of such election shall be given by the Global Coordinators to the Company at least two Business Days prior to such Time of Delivery (the "Notification Time"). The number of Shares to be purchased by you as a result of the making of such


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election shall be adjusted by the Global Coordinators so as to eliminate any fractional Shares. The Company agrees that the Underwriters may pay the Company the purchase price for the Shares purchased hereunder in Hong Kong dollars and the ADSs purchased hereunder in United States dollars, without any requirement of foreign exchange conversion therefor.

     (b) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon written notice to the Company prior to the Notification Time, shall be delivered by or on behalf of the Company to the Global Coordinators through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to an account designated by the Company (which shall be designated to the Global Coordinators by the Company prior to the Notification Time) at the Time of Delivery specified in subsection (d) of this Section 4. The Company will cause the certificates representing the ADSs to be made available for checking at least one Business Day prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian.

     The Shares underlying the ADSs to be delivered hereunder shall be deposited into the facilities of the Hong Kong Securities Clearing Company Limited ("HKSCC") for the account of The Hongkong and Shanghai Banking Corporation Limited, as custodian (the "Custodian") for the Depositary against delivery of a copy of a letter confirming that the Global Coordinators have given irrevocable instructions to their correspondent bank in New York to make the wire transfer of payment for the ADSs at the Time of Delivery specified in subsection (d) of this Section 4.

     (c) If an election has been made in accordance with subsection (a) above, the Shares to be purchased by each Underwriter hereunder to be delivered in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to the Company prior to the Notification Time, shall be delivered by the Company to the Global Coordinators, by the delivery of physical Share certificates to the HKSCC participant account specified by the Global Coordinators through the facilities of HKSCC, against payment by or on behalf of such Underwriter of the purchase price therefor by account transfer in Hong Kong dollars in immediately available funds to an account specified by the Company at Standard Chartered Bank. The Company will cause the certificates representing the Shares to be made available for checking at least one Business Day prior to the Time of Delivery with respect thereto at the office of HKSCC.

     (d) The time and date of the deliveries and payments described in this
Section 4 shall be (i) with respect to the Shares to be delivered pursuant to subsection (c), 9:00 a.m., Hong Kong time; (ii) with respect to the Shares underlying the ADSs to be delivered pursuant to subsection (b), 9:00 a.m. Hong Kong time; and (iii) in the case of the ADSs delivered pursuant to subsection
(b), 9:00 a.m., New York City time, in each case on --, 2000 or such other time and date as the Global Coordinators and the Company may agree upon in writing. The time and date of delivery and payment with respect to the Optional ADSs shall be 9:00 a.m., Hong Kong time, in the case of Optional ADSs delivered in the form of Shares, and 9:00 a.m., New York City time, in the case of the Optional ADSs, in each case on the date specified by the Global Coordinators in the written notice given by the Global Coordinators in the Underwriters' election to purchase such Optional ADSs, or such other time and date as the Global Coordinators and the Company may agree upon in writing. Such times and dates for deliveries of, and payments for, the ADSs, whether in the form of Shares or ADSs, is herein called the "First Time of Delivery", such times and dates for delivery of, and payment for, the Optional ADSs, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery and payment is herein called a "Time of Delivery". The cross-receipt for the ADSs to be delivered at the First Time of Delivery will be delivered at the Closing Location (defined below) at 9:00 a.m., Hong Kong time on --, 2000.

     (e) The documents to be delivered at the First Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including additional documents requested by the Underwriters pursuant to Section 7(s) hereof, will be delivered at the offices of Sullivan & Cromwell, 28th Floor, Nine Queen's Road, Central, Hong Kong (the "Closing Location"), at such Time of Delivery of the Shares, or such other


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time as the Company and the Global Coordinators may agree upon in writing, together with an irrevocable instruction letter for payment of amounts due in connection with the delivery of ADSs. A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or Hong Kong are generally authorized or obligated by law or executive order to close.

     5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 5 of the U.S./International Underwriting Agreement, which Section is incorporated herein by this reference.

     6. The Company and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S./ International Underwriting Agreement, which Section is incorporated herein by this reference.

     7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company, herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADR Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADR Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Global Coordinators expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADR Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the ADR Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Global Coordinators expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.


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     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares and ADSs purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares and ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares and ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares and ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares and ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares and ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares and ADSs, or the Company notifies you that it has so arranged for the purchase of such Shares and ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and ADSs.

     (b) If, after giving effect to any arrangements for the purchase of the Shares and ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares and ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and ADSs which such Underwriter agreed to purchase hereunder) of Shares and ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of Shares and ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares and ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares and ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares and ADSs shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares and ADSs.


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
     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares or ADSs are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares and ADSs not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Global Coordinators on behalf of you as the Representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of China International Capital Corporation (Hong Kong) Limited at R4302, 43/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, facsimile: (852) 2872-2107,
Attention: Legal Department; Goldman Sachs (Asia) L.L.C. at 68/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong, facsimile: (852) 2978-0440,
Attention: Legal Department; and Merrill Lynch Far East Limited, Asia Pacific Finance Tower, 3 Garden Road, Central, Hong Kong, facsimile: [(852) 22536-3281],
Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the respective affiliates and agents of each Underwriters, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Hong Kong or the PRC. The Company has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of this Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us (one for the Company and one for each of the Representatives plus one for each counsel) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (Asia Version), the form of which shall be furnished to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                     Very truly yours,

                                     CHINA MOBILE (HONG KONG) LIMITED



                                     By:
                                        ----------------------------------------
                                     Name: Wang Xiaochu
                                     Title: Chairman and Chief Executive Officer



Accepted as of the date hereof on behalf of each of the Underwriters by:

CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED


By:
    ---------------------------
    Name:
    Title:



GOLDMAN SACHS (ASIA) L.L.C.


By:
   ----------------------------
   Name:
   Title:



MERRILL LYNCH Far East Limited


By:
   ----------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                                                              NUMBER OF OPTIONAL
                                                                    TOTAL NUMBER OF               ADSS TO BE
                                                                       FIRM ADSS                 PURCHASED IF
                                                                    MAXIMUM OPTION              MAXIMUM OPTION
                 UNDERWRITER                                        TO BE PURCHASED               EXERCISED
                 -----------                                        ---------------           ------------------
China International Capital Corporation Limited.

Goldman Sachs (Asia) L.L.C

Merrill Lynch Far East Limited
















                                                                    ---------------           ------------------
  Total
                                                                    ===============           ==================